Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Lori Kosloske*
Address of Joint Filer:	15438 N. Florida Avenue, Suite 201 Tampa, Florida 33613
Designated Filer:	Michael W. Kosloske
Relationship of Joint Filer to Issuer: Issuer & Ticker Symbol:	Officer (Chief Compliance Officer) Health Insurance Innovations, Inc. [HHIQ]
Date of Earliest Transaction Required to be Reported	3/8/2013
Signature:	/s/ Name: Lori Kosloske Title: Chief Compliance Officer
*Lori Kosloske is the spouse of Michael W. Kosloske.

Name of Joint Filer:	Health Plan Intermediaries, LLC
Address of Joint Filer:	15438 N. Florida Avenue, Suite 201 Tampa, Florida 33613
Designated Filer:	Michael W. Kosloske
Relationship of Joint Filer to Issuer: Issuer & Ticker Symbol:
Michael W. Kosloske is the sole member and primary manager of Health Plan Intermediaries, LLC, and has sole voting and dispositive power over the shares held by Health Plan Intermediaries, LLC.

Health Insurance Innovations, Inc. [HIIQ]

Date of Earliest Transaction Required to be Reported	3/8/2013

Name of Joint Filer:	Health Plan Intermediaries Sub, LLC
Address of Joint Filer:	15438 N. Florida Avenue, Suite 201 Tampa, Florida 33613
Designated Filer:	Michael W. Kosloske
Relationship of Joint Filer to Issuer: Issuer & Ticker Symbol:
Health Plan Intermediaries, LLC is the sole managing member of Health Plan Intermediaries Sub, LLC and has sole voting and dispositive power over the shares held by Health Plan Intermediaries Sub, LLC.

Health Insurance Innovations, Inc. [HIIQ]

Date of Earliest Transaction Required to be Reported	3/8/2013